Exhibit 99.1

Galaxy Gaming Reports Q4 and FY 2023 Financial Results

LAS VEGAS, March 25, 2024 (GLOBE NEWSWIRE) -- Galaxy Gaming, Inc. (OTCQB: GLXZ), a developer and distributor of casino table games and enhanced systems for land-based casinos and iGaming content, announced today its financial results for the quarter and year ended December 31, 2023.

Financial Highlights

Q4 2023 vs. Q4 2022

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Revenue (gross) increased 25% to $8,382K
•
Revenue (net) increased 13% to $6,737K
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Net loss of $(820)K vs. net income of $55K
•
Adjusted EBITDA decreased 10% to $2,828K
o
Increased 10% when adjusting Q4 22 for ERTC
•

Fiscal Year 2023 vs. Fiscal Year 2022

•
Revenue (gross) increased 23% to $31,729K
•
Revenue (net) increased 19% to $27,789K
•
Net loss of $(1,808)K vs. net loss of $(1,773)K
•
Adjusted EBITDA increased 1% to $10,635K
o
Increased 7% when adjusting FY 22 for ERTC

Balance Sheet Changes (vs. December 31, 2022)

•
Cash decreased 9% to $16,692K
•
Total long-term debt (gross) decreased to $58,431K from $59,740K
•
Stockholders’ deficit increased to $(18,243)K from $(17,885)K

Executive Comments

“Q4 of 2023 marked a substantial improvement in operating results as compared to the previous quarter,” said Matt Reback, President and CEO. “We saw gross revenue increases of 25% and 23% in the quarter and the year, respectively, and our gross

Exhibit 99.1

revenue in Q4 of 2023 was a record at $8.4 million. We believe that the opportunistic sales of perpetual licenses peaked in 2023, and that we will return to a sustainable growth model relying principally on recurring revenue generated from our robust library of core and premium felt products, our emerging line of GOS products, and our iGaming business in 2024.

“We had a full quarter of license revenue from EZ Baccarat® in the fourth quarter. However, we were not able to complete the entire installation backlog of our EZ Baccarat Trend Displays, on which we pay no royalties, until February of 2024. We expect these displays will help grow revenue on both a gross and net basis in 2024.

“I am now 4 ½ months into my tenure at Galaxy, and I am very excited about the prospects for the Company. The addition of Michael Ratner as our EVP of Product will help us execute more crisply on product innovation, new product development, and efficient product release. Over the intermediate term, we will develop a strategic plan that will allow us to continue to deliver double-digit revenue growth rates through a combination of organic growth and potential tuck-in acquisitions,” concluded Reback.

“With the addition of EZ Baccarat, revenues in our Core vertical now have a contra-revenue component as our Digital vertical has had,” stated Harry Hagerty, Galaxy’s CFO. “To provide additional information to our investors, we will now be disclosing revenue on a gross and net basis in both verticals, and we will also break out sales of perpetual licenses when they occur.

“We incurred some higher-than-planned shipping expenses in Q4 as we expedited the installation of EZ Baccarat displays. Intellectual property registration expenses also continued to be higher than historical levels as we expand the reach of our products into global markets. In our online business, we continue to see double-digit increase in demand for our games (as measured by the gaming revenue they generate). However, the growth in our gross revenue was affected during the back half of 2023 as a result of the renegotiation of royalty rates with Evolution in exchange for a long-term extension of our agreement with them. We reduced the level of our bad debt reserve as we made collection progress on some slow-moving accounts in the quarter. Finally, we have added back all of the expenses related to the Q4 CEO transition in calculating Adjusted EBITDA.

“Our cash position increased to $16.7 million at the end of Q4 as compared to $15.9 million at the end of Q3. However, both figures were below the balance at the end of 2022 as a result of higher-than-normal capital expenditures for our EZ Baccarat displays and $1.2 million of principal payments on our Fortress debt,” Hagerty continued. “Our loan from Fortress Credit Corp. requires our net leverage not to exceed 6.0x at any of the quarter-ends in 2023, and at the end of Q4 we were at 3.7x, comfortably in compliance. The net leverage covenant steps down to 5.0x in 2024. It remains our intention to reduce our net leverage and to pursue refinancing opportunities.

“We are offering the following guidance for fiscal 2024 with comparison to 2023. This guidance assumes no impact to our business from the wars in Ukraine and the Middle East, and no economic recession or pandemic and is a Forward-Looking statement subject to our safe harbor language below. Finally, the forecast is based on currency exchange rates that we experienced in the fourth quarter.”

Exhibit 99.1

(mm)	2023 Actual	2024 Range	Midpoint Change
Recurring License Revenue	$ 28.0	$34.0 - $35.0	23.2%
Sale of Perpetual Licenses	3.7	1.0 - 1.5	(66.2)%
Gross Revenue	$ 31.7	$35.0 - $36.5	12.8%
Royalties Netted against Gross Revenue	(3.9)	(6.0 - 6.5)	60.3%
Net Revenue	$ 27.8	$29.0 - $30.0	2.4%

Adjusted EBITDA	$ 10.6	$12.0 - $13.0	17.9%

The company will update its investor deck to reflect the results in this quarter. Investors are encouraged to send questions to management at investors@galaxygaming.com by Friday, April 5, 2024. Management will post their answers to investors on or before April 12, 2024.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements based on management's current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements identified by words such as "believe," "will," "may," "might," "likely," "expect," "anticipates," "intends," "plans," "seeks," "estimates," "believes," "continues," "projects" and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of Galaxy Gaming, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in Galaxy Gaming's performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of Galaxy Gaming to enter and maintain strategic alliances, product placements or installations in land based casinos or grow its iGaming business, garner new market share, secure licenses in new jurisdictions or maintain existing licenses, successfully develop or acquire and sell proprietary products, comply with regulations, including changes in gaming related and non-gaming related statutes and regulations that affect the revenues of our customers in land-based casino and, online casino markets, have its games approved by relevant jurisdictions, and adapt to changes resulting from the COVID-19 or other pandemics including without limitation, government imposed shut downs, travel restrictions and supply chain interruptions, unfavorable economic conditions in the US and worldwide, our level of indebtedness, restrictions and covenants in our loan agreement, dependence on major customers, protection of intellectual property and our ability to license the intellectual property rights of third parties, failure to maintain the integrity of our information technology systems, including without limitation, cyber-attacks or other failures in our telecommunications or information technology systems, or those of our collaborators, third-party logistics providers, distributors or other contractors or

Exhibit 99.1

consultants, could result in information theft, data corruption and significant disruption of our business, and other factors. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this report. Galaxy Gaming expressly disclaims any obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise.

Actual results could differ materially from those expressed or implied in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent known and unknown risks and uncertainties. You should not assume at any point in the future that the forward-looking statements in this report are still valid. We do not intend, and undertake no obligation, to update our forward-looking statements to reflect future events or circumstances.

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops and distributes innovative proprietary table games, state-of-the-art electronic wagering platforms and enhanced bonusing systems to land-based, riverboat, and cruise ship and casinos worldwide. In addition, through its wholly owned subsidiary, Progressive Games Partners LLC, Galaxy licenses proprietary table games content to the online gaming industry. Connect with Galaxy on Facebook, YouTube and Twitter.

Non-GAAP Financial Information

Adjusted EBITDA includes adjustments to net loss/income to exclude interest, taxes, depreciation, amortization, share based compensation, gain/loss on extinguishment of debt, foreign currency exchange gains/losses, change in estimated fair value of interest rate swap liability and severance and other expenses related to litigation. Adjusted EBITDA is not a measure of performance defined in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). However, Adjusted EBITDA is used by management to evaluate our operating performance. Management believes that disclosure of Adjusted EBITDA allows investors, regulators, and other stakeholders to view our operations in the way management does. Adjusted EBITDA should not be considered as an alternative to net income or to net cash provided by operating activities as a measure of operating results or of liquidity. Finally, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Contact:

Media: Phylicia Middleton (702) 936-5216

Investors: Harry Hagerty (702) 938-1740

Exhibit 99.1

Exhibit 1

Disaggregation of Revenue

(mm)	Q4 23	Q4 22	FY 23	FY 22
Consolidated
Recurring License Revenue	$ 8.0	$ 6.9	$ 28.0	$ 25.6
Sale of Perpetual Licenses	0.4	0.2	3.7	0.3
Gross Revenue	$ 8.4	$ 7.1	$ 31.7	$ 25.9
Royalties Netted against Gross Revenue	(1.7)	(0.8)	(3.9)	(2.5)
Net Revenue	$ 6.7	$ 6.3	$ 27.8	$ 23.4

GG Core
Recurring License Revenue	$ 5.0	$ 3.7	$ 16.6	$ 15.1
Sale of Perpetual Licenses	0.4	0.2	3.7	0.3
Gross Revenue	$ 5.4	$ 3.9	$ 20.3	$ 15.4
Royalties Netted against Gross Revenue	(0.8)	—	(0.9)	—
Net Revenue	$ 4.6	$ 3.9	$ 19.4	$ 15.4

GG Digital
Recurring License Revenue	$ 3.0	$ 3.2	$ 11.4	$ 10.5
Royalties Netted against Gross Revenue	(0.9)	(0.8)	(3.0)	(2.5)
Net Revenue	$ 2.1	$ 2.4	$ 8.4	$ 8.0

Exhibit 99.1

Exhibit 2

Reconciliation of Net Income to Adjusted EBITDA

	Year Ended December 31,
Adjusted EBITDA Reconciliation:	2023	2022
Net loss	$ (1,807,586)	$ (1,773,189)
Interest expense	9,063,112	7,411,224
Interest income	(611,271)	(71,223)
Provision for income taxes	79,228	208,887
Depreciation and amortization	2,274,461	2,761,359
EBITDA	8,997,944	8,537,058
Share-based compensation (1)	1,021,953	1,278,068
Realized and unrealized foreign currency exchange (gain)/loss (2)	6,099	290,394
Severance expense (3)	474,798	28,477
CEO transition expenses (4)	128,106	—
Special project expense (benefit) - Triangulum (5)	—	(86,959)
Special project expense - Other (6)	5,969	487,446
Adjusted EBITDA	$ 10,634,869	$ 10,534,484

	Three Months Ended December 31,
Adjusted EBITDA Reconciliation:	2023	2022
Net loss	$ (819,891)	$ 55,104
Interest expense	2,315,557	2,129,902
Interest income	(185,037)	(48,057)
Provision for income taxes	15,334	310,828
Depreciation and amortization	635,357	571,570
EBITDA	1,961,320	3,019,347
Share-based compensation (1)	305,925	323,518
Realized and unrealized foreign currency exchange (gain)/loss (2)	(15,979)	(199,647)
Severance expense (3)	448,589	—
CEO transition expenses (4)	128,106	—
Special project expense (benefit) - Triangulum (5)	—	—
Special project expense - Other (6)	—	9,287
Adjusted EBITDA	$ 2,827,961	$ 3,152,505

(1) Represents non-cash expenses for stock option and restricted stock vesting of directors, officers, employees, and consultants.

(2) Represents realized and unrealized gains and losses due to fluctuations in foreign currency rates.

(3) Includes $440,000 in severance expense relating to the termination of Todd Cravens, who was the President and Chief Executive Officer ("CEO"). Remainder relates to severance expense for two employees.

(4) Represents recruitment fee of $100,000 for new CEO hire and $28,106 in moving expenses incurred by new CEO, Matt Reback and reimbursed by the Company.

(5) Represents payment made to the Company on a policy claim relating to the Triangulum Litigation in 2021.

(6) Represents legal fees paid in relation to miscellaneous shareholder matters.